Exhibit 10.1

ROCKY WHEELER CPA

♦♦♦

SUITE 100 ♦ NEWPORT BEACH, CALIFORNIA 92660

Phone (XXX) 261-XXXX

Fax (XXX) 261-XXXX

May 31, 2019

Mr. Paris Balaouras

President/Chief Executive Officer

MJ Holdings, Inc.

1300 S Jones Blvd

Las Vegas, NV 89146

Dear Paris,

After much contemplation I am constrained to resign my position as Treasurer and Chief Financial Officer of MJ Holdings, Inc., effective immediately. Due to personal reasons and circumstances, I feel that I can no longer devote sufficient time to my position to effectively fulfill my duties and provide the support and financial oversight that the Company requires.

I remain available to help the Company search for my replacement and to provide any necessary support during any period of transition.

Thank you for allowing me to serve MJ Holdings during the past eighteen months and I wish you and the Company much future success and will help in any way that I can to support the Company’s goals.

Sincerely yours,

/s/ John R. Wheeler

John R.Wheeler